UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2013

SEALED AIR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Riverfront Boulevard Elmwood Park, New Jersey		07407
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Tender Offer Expiration

On April 4, 2013, the Company issued a press release announcing the expiration of its previously announced tender offer for its outstanding 7.875% Senior Notes due 2017 (the “2017 Notes”). A copy of the press release, dated April 4, 2013, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On March 21, 2013, the Company notified U.S. Bank National Association, as trustee under the indenture governing the 2017 Notes, that it would satisfy and discharge the indenture governing the 2017 Notes and deposited with the Trustee sufficient funds to fund the redemption of the 2017 Notes on June 15, 2013 and to pay accrued and unpaid interest on the redeemed notes to, and including, the redemption date. The redemption price will be paid on Monday, June 17, 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Sealed Air Corporation dated April 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEALED AIR CORPORATION

Date: April 4, 2013	By:	/s/ Tod S. Christie
Name: Tod S. Christie
Title: Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Sealed Air Corporation dated April 4, 2013.